SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED February 23, 1998
(To Prospectus dated February 20, 1998)


                                   CWABS, INC.
                                    Depositor

                                   Countrywide
                                Home Loans, Inc.
                           Seller and Master Servicer


                Mortgage Pass-Through Certificates, Series 1998-1
                          __________________________


The Class AV-1 certificates represent obligations of the trust only and do not represent an interest in or obligation of CWABS, Inc., Countrywide Home Loans, Inc. or any of their affiliates.

This supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus supplement and the prospectus.

The Class AV-1 Certificates

o This supplement relates to the offering of the Class AV-1 certificates of the series referenced above. This supplement does not contain complete information about the offering of the Class AV-1 certificates. Additional information is contained in the prospectus supplement dated February 23, 1998, prepared in connection with the offering of the offered certificates of the series referenced above and in the prospectus of the depositor dated February 20,1998. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

o As of the May 25, 2001, the class certificate balance of the Class AV-1 certificates was approximately $8,431,982.


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class AV-1 certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

June 15, 2001


                                THE MORTGAGE POOL

     As of May 1, 2001 (the "Reference Date"), the Adjustable Rate Loan Group included approximately 364 Mortgage Loans having an aggregate Stated Principal Balance of approximately $30,352,850 and the Fixed Rate Loan Group included approximately 531 Mortgage Loans having an aggregate Stated Principal Balance of approximately $39,450,922.

     The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.


                                                                                      As of May 1, 2001
                                                                            Adjustable Rate       Fixed Rate Loan
                                                                                  Loan                 Group
                                                                                 Group
 Total Number of Mortgage Loans.........................................          364                   531
 Delinquent Mortgage Loans and Pending Foreclosures at Period End (1)
          30-59 days....................................................        10.16%                  6.97%
          60-90 days....................................................         2.75%                  3.20%
          91 days or more (excluding pending foreclosures)..............         8.79%                  2.82%
                                                                                 -----                  -----
          Total Delinquencies...........................................        21.70%                 12.99%
                                                                                ======                 ======
 Foreclosures Pending...................................................        12.36%                  2.26%
                                                                                ------                  -----
 Total Delinquencies and foreclosures pending...........................        34.06%                 15.25%
                                                                                ======                 ======
--------------
(1)      As a percentage of the total number of Mortgage Loans as of the Reference Date.

     Forty-five (45) Mortgage Loans in the Adjustable Rate Loan Group have been converted and are, as of the Reference Date, REO loans. Twelve (12) Mortgage Loans in the Fixed Rate Loan Group have been converted and are, as of the Reference Date, REO loans.

     Certain information as to the Adjustable Rate Loan Group as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                           SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans, Inc. will continue to act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

     The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of B&C mortgage loans originated by Countrywide Home Loans, Inc. A B&C mortgage loan is characterized as delinquent if the borrower has not paid the monthly payment due with on month of the Due Date. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure and delinquency experience presented in the table below will be indicative of such experience on the Mortgage Loans. The sum of the columns below may not equal the total indicated due to rounding.

     For purposes of the following table:

     o the period of delinquency is based on the number of days payments are contractually past due.

     o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding.

     o the "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

     o the "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

                                                        Delinquency and Foreclosure Experience
                                  As of December 31, 1998           As of December 31, 1999           As of December 31, 2000
                                  -----------------------           -----------------------           -----------------------
  Total Portfolio.......    $2,248,667,416.28     100.00%     $5,536,317,231.27     100.00%     $7,867,335,642.62     100.00%
  Delinquency
  percentage
         30-59 days.....      $103,063,606.19       4.58%       $341,598,592.95       6.17%       $617,079,497.93       7.84%
         60-89..........        23,791,570.99       1.06%        106,503,734.27       1.92%       $209,082,975.61       2.66%
         90+ days.......         3,913,233.13       0.17%         46,628,549.50       0.88%        $87,295,342.66       1.11%
             Total......      $130,768,410.31       5.82%       $496,730,876.72       8.97%       $913,457,816.20      11.61%
                         =====================================================================================================
  Foreclosure Rate......       $40,596,309.61       1.81%        $90,023,803.50       1.63%       $231,465,019.95       2.94%
  Bankruptcy Rate.......       $20,237,252.48       0.90%        $47,660,244.96       0.86%       $109,183,964.35       1.39%
                         =====================================================================================================


     Historically a variety of factors, including the appreciation of real estate values, have limited the loss and delinquency experience on B&C quality mortgage loans. There can be no assurance that factors beyond Countrywide Home Loan, Inc.'s control, such as national or local economic conditions or a downturn in the real estate markets of its lending areas, will not result in increased delinquencies and foreclosure losses in the future.

                   DESCRIPTION OF THE CLASS AV-1 CERTIFICATES

     The Class AV-1 Certificates will be entitled to receive interest as described in the Prospectus Supplement under "Description of the Certificates - Distributions - Distribution of Interest." The Class AV-1 Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates - Distributions - Distribution of Principal."

     As of May 25, 2001 (the "Certificate Date"), the Class Certificate Balance of the Class AV-1 Certificates was approximately $8,431,982 evidencing a beneficial ownership interest of approximately 12.38% in the Trust Fund. As of the Certificate Date, the Class A Adjustable Rate Certificates and the Class A Fixed Rate Certificates had an aggregate principal balances of approximately $8,431,982 and $28,286,777, respectively and evidenced in the aggregate a beneficial ownership interest of approximately 12.38% and 42.87%, respectively in the Trust Fund. As of the Certificate Date, the Subordinated Offered Adjustable Rate Certificates and the Subordinated Offered Fixed Rate Certificates had aggregate principal balances of $21,010,281 and $9,468,222, respectively and evidenced in the aggregate a beneficial ownership interest of approximately 30.85% and 13.90%, respectively, in the Trust Fund. For additional information with respect to the Class AV-1 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

     The May 2001 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Structuring Assumptions

Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Structuring Assumptions"): (i) the Mortgage Loans prepay at the indicated percentage of the related Prepayment Model; (ii) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Reference Date; (iii) no defaults or delinquencies in, or modifications, waivers or amendments respecting payment by Mortgagors of principal of any interest on the Mortgage Loans occur; (iv) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Reference Date and prepayments represent payment in full of individual Mortgage Loans and are received on the last day of each the month commencing with the month following the Reference Date, and include 30 days' interest thereon; (v) the level of six-month LIBOR Mortgage Index remains constant at 3.9100% per annum and the level of one-month LIBOR remains constant at 4.0113% per annum; (vi) the Pass-Through Margin for the Offered Adjustable Rate Certificates remains constant at the rates applicable prior to the related Optional Termination Date and the Pass-Through Margin for the Offered Adjustable Rate Certificates is adjusted accordingly on any Distribution Date following the Optional Termination Date; (vii) the Closing Date for the sale of the Class AV-1 Certificates is June 15, 2001; (viii) the Mortgage Rate for each Adjustable Rate Mortgage Loan is adjusted on its next Mortgage Rate Adjustment Date (and on subsequent Mortgage Rate Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the Mortgage Index and (b) the respective Gross Margin (such sum being subject to the applicable periodic adjustment caps and floors); and (ix) the option to purchase Mortgage Loans described in the Prospectus Supplement under the headings "Description of Certificates --Optional Termination".

     Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this Supplement ("Prepayment Models") are based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Mortgage Loans in each Loan Group. For the Fixed Rate Mortgage Loans, the Prepayment Model used in this Supplement (the "Prepayment Vector" or "PV") is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 100% percent of the Prepayment Vector assumes prepayment rates of 2.4% per annum of the outstanding principal balance of the Fixed Rate Mortgage Loans in the first month of the life of such Mortgage Loan and an additional 2.4% per annum in each month thereafter up to and including the tenth month. Beginning in the eleventh month and in each month thereafter during the life of such Fixed Rate Mortgage Loans, 100% Prepayment Vector assumes a constant prepayment rate of 24% per annum. For the Adjustable Rate Mortgages the Prepayment Model used in this Supplement ("Constant Prepayment Rate" or "CPR") is a prepayment assumption which represents a constant assumed rate of prepayment each month relative of the them outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 27% CPR, assumes a constant prepayment rate of 27% per annum.

     As used in the following tables "100% of the Prepayment Vector" assumes that the Fixed Rate Mortgage Loans will prepay at rate equal to 100% of the Prepayment Vector; "125% of the Prepayment Vector" assumes that the Fixed Rate Mortgage Loans will prepay at rate equal to 125% of the Prepayment Vector; and other percentages of the Prepayment Vector identified therein assume that the Fixed Rate Mortgage Loans will prepay at rates equal to such respective percentage of the Prepayment Vector.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

     The following table indicates the percentage of the Certificate Date Class Certificate Balance of the Class AV-1 Certificates that would be outstanding after each of the dates shown at various constant percentages of Prepayment Vector and CPR and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Structuring Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of CPR or at any constant percentage.


                                           Percent of Class Certificate
                                               Balance Outstanding*

                                                               Class AV-1
 Adjustable   Rate  Mortgage  Loans  -    0%       15%       20%      28%       35%       40%
                                          --       ---       ---      ---       ---       ---
 (CPR)
           Distribution Date
 Initial Percent..................          6        6         6        6         6         6
 May 25, 2002.....................          6        6         6        5         6         6
 May 25, 2003.....................          6        6         6        6         6         5
 May 25, 2004.....................          6        6         6        5         4         3
 May 25, 2005.....................          6        6         5        3         2         2
 May 25, 2006.....................          6        6         4        2         1         1
 May 25, 2007.....................          6        5         3        2         1         0
 May 25, 2008.....................          6        4         3        1         0         0
 May 25, 2009.....................          6        3         2        1         0         0
 May 25, 2010.....................          6        3         2        0         0         0
 May 25, 2011.....................          6        2         1        0         0         0
 May 25, 2012.....................          6        2         1        0         0         0
 May 25, 2013.....................          6        2         1        0         0         0
 May 25, 2014.....................          6        1         0        0         0         0
 May 25, 2015.....................          6        1         0        0         0         0
 May 25, 2016.....................          6        1         0        0         0         0
 May 25, 2017.....................          6        0         0        0         0         0
 May 25, 2018.....................          6        0         0        0         0         0
 May 25, 2019.....................          6        0         0        0         0         0
 May 25, 2020.....................          6        0         0        0         0         0
 May 25, 2021.....................          6        0         0        0         0         0
 May 25, 2022.....................          6        0         0        0         0         0
 May 25, 2023.....................          5        0         0        0         0         0
 May 25, 2024.....................          4        0         0        0         0         0
 May 25, 2025.....................          3        0         0        0         0         0
 May 25, 2026.....................          2        0         0        0         0         0
 May 25, 2027.....................          1        0         0        0         0         0
 May 25, 2028.....................          0        0         0        0         0         0
 May 25, 2029.....................          0        0         0        0         0         0
                                            -        -         -        -         -         -
 Weighted Average Life (years) **.        24.4      9.9       7.5      5.2       4.0       3.4
 --------------------------
 *   Rounded to the nearest whole percentage.
 **  Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Prospective investors should consider carefully the income tax consequences of an investment in the Class AV-1 Certificates discussed under the sections titled "Certain Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus, which the following discussion supplements. Prospective investors should consult their tax advisors with respect to those consequences.

         Final regulations dealing with backup withholding and information reporting on income paid to foreign persons and related matters (the "New Withholding Regulations") were published in the Federal Register on October 14, 1997. In general, the New Withholding Regulations do not significantly alter the substantive withholding and information reporting requirements, but do unify current certification procedures and forms and clarify reliance standards. The New Withholding Regulations generally will be effective for payments made after December 31, 2000, subject to certain transition rules.

                              ERISA CONSIDERATIONS

     Prospective purchasers of the Class AV-1 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, it is expected that the Exemptions will apply to the acquisition and holding of Class AV-1 Certificates by Plans and that all conditions of the Exemptions other than those within the control of purchasers of the Certificates will be met.

                                     RATINGS

     The Class AV-1 Certificates are currently rated "Aaa" by Moody's Investors Service, Inc. and "AAA" by Fitch, Inc. See "Ratings" in the Prospectus Supplement.

                             METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class AV-1 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.


                                    EXHIBIT 1

                              FIXED RATE LOAN GROUP

        Current Mortgage Rates for the Fixed Rate Mortgage Loan Group (1)
-------------------------------------------------------------------------------
Range of Current       Number of       Aggregate Unpaid     Percent of Loan
Mortgage Rates (%)   Mortgage Loans    Principal Balance        Group
-------------------------------------------------------------------------------
6.001 - 7.000             2                $259,310.80          0.66%
7.001 - 8.000            11              $1,025,853.68          2.60%
8.001 - 9.000           149             $14,731,920.91         37.34%
9.001 - 10.000          170             $14,375,516.96         36.44%
10.001 - 11.000          71              $4,682,506.73         11.87%
11.001 - 12.000          68              $2,946,966.68          7.47%
12.001 - 13.000          42              $1,005,834.81          2.55%
13.001 - 14.000          15                $370,781.68          0.94%
14.001 - 15.000           2                 $30,106.04          0.08%
15.001 - 16.000           1                 $22,123.69          0.06%
-------------------------------------------------------------------------------
        Total           531             $39,450,921.98        100.00%
                  =============================================================
-------------------
(1) The weighted average Mortgage Rate of the Fixed Rate Mortgage Loans is approximately 9.593% per annum.



      Current Mortgage Loan Principal Balances for the Fixed Rate Mortgage
                                 Loan Group (1)
-------------------------------------------------------------------------------
  Range of Current
   Mortgage Loan             Number of      Aggregate Unpaid    Percent of Loan
Principal Balances ($)    Mortgage Loans    Principal Balance        Group
-------------------------------------------------------------------------------
 $ 0.00  to   $ 50,000         237              $7,176,954.85        18.19%
 $ 50,000.01 to $100,000       168             $11,699,654.75        29.66%
 $100,000.01 to $150,000        74              $8,811,665.92        22.34%
 $150,000.01 to $200,000        22              $3,786,702.01         9.60%
 $200,000.01 to $250,000        13              $2,841,999.62         7.20%
 $250,000.01 to $300,000        10              $2,716,379.53         6.89%
 $300,000.01 to $350,000         4              $1,307,860.00         3.32%
 $350,000.01 to $400,000         3              $1,109,705.30         2.81%
-------------------------------------------------------------------------------
        Total                  531             $39,450,921.98       100.00%
                         ======================================================
---------------------------------
(1) The average current Fixed Rate Mortgage Loan principal balance is approximately $74,295.52.



                        State Distributions of Fixed Rate Mortgaged Properties
-----------------------------------------------------------------------------------------
    State                    Number of        Aggregate Unpaid       Percent of Loan
                          Mortgage Loans      Principal Balance          Group
-----------------------------------------------------------------------------------------
 Alaska                           1               $68,802.02               0.17%
 Arkansas                         4               $75,881.30               0.19%
 Arizona                         24            $1,672,083.26               4.24%
 California                     128           $13,189,896.43              33.43%
 Colorado                         7              $452,761.55               1.15%
 Delaware                         1               $61,923.57               0.16%
 Florida                         39            $2,092,653.70               5.30%
 Georgia                         15              $886,072.14               2.25%
 Hawaii                          13            $2,477,615.67               6.28%
 Idaho                            8              $513,224.99               1.30%
 Illinois                         4              $280,655.76               0.71%
 Indiana                         25            $1,170,371.25               2.97%
 Kentucky                         8              $386,901.79               0.98%
 Louisiana                       22            $1,149,381.15               2.91%
 Massachusetts                    7              $346,409.35               0.88%
 Maryland                         2              $309,628.43               0.78%
 Michigan                        14              $815,375.70               2.07%
 Missouri                         5              $185,897.23               0.47%
 Mississippi                      2              $169,978.31               0.43%
 Montana                         12              $825,764.76               2.09%
 North Carolina                   7              $287,495.07               0.73%
 Nebraska                         2              $114,589.57               0.29%
 New Hampshire                    1               $14,392.75               0.04%
 New Jersey                       6              $578,378.66               1.47%
 New Mexico                       7              $232,960.31               0.59%
 Nevada                           3              $603,969.03               1.53%
 New York                        14            $1,197,467.35               3.04%
 Ohio                            26            $1,518,274.07               3.85%
 Oklahoma                         8              $377,226.72               0.96%
 Oregon                           8              $386,102.23               0.98%
 Pennsylvania                    18            $1,171,898.13               2.97%
 Rhode Island                     3              $170,813.77               0.43%
 South Carolina                   1               $91,914.54               0.23%
 Tennessee                       12              $701,904.27               1.78%
 Texas                           18              $767,974.01               1.95%
 Utah                            18            $1,374,935.15               3.49%
 Virginia                         2              $204,563.15               0.52%
 Washington                      22            $1,653,567.82               4.19%
 Wisconsin                        9              $588,891.14               1.49%
 West Virginia                    1              $116,122.76               0.29%
 Wyoming                          4              $166,203.12               0.42%
-----------------------------------------------------------------------------------------
        Total                   531           $39,450,921.98             100.00%
                       ==================================================================



         Loan-to-Value Ratios for the Fixed Rate Mortgage Loan Group (1)
-------------------------------------------------------------------------------
Range of Loan-to-Value      Number of       Aggregate Unpaid    Percent of Loan
     Ratios (%)            Mortgage Loans    Principal Balance       Group
-------------------------------------------------------------------------------
 0.01-50.00                     126            $4,606,388.40          11.68%
 50.01-55.00                     23            $1,898,797.91           4.81%
 55.01-60.00                     24            $1,416,762.35           3.59%
 60.01-65.00                     34            $2,458,659.57           6.23%
 65.01-70.00                     63            $4,482,919.46          11.36%
 70.01-75.00                     76            $5,914,858.97          14.99%
 75.01-80.00                    123           $12,469,539.44          31.61%
 80.01-85.00                     60            $6,114,382.95          15.50%
 85.01-90.00                      2               $88,612.93           0.22%
-------------------------------------------------------------------------------
       Total                    531           $39,450,921.98         100.00%
                     ==========================================================
---------------------------------
(1) The weighted average Loan-to-Value Ratio of the Fixed Rate Mortgage Loans is approximately 69.39%.



       Type of Mortgaged Properties for the Fixed Rate Mortgage Loan Group
-------------------------------------------------------------------------------
    Property Type         Number of       Aggregate Unpaid     Percent of Loan
                        Mortgage Loans    Principal Balance         Group
-------------------------------------------------------------------------------
2-4 Family                   18             $1,648,295.71           4.18%
High-Rise Condo               3               $161,680.87           0.41%
Low Rise Condo               20               $820,534.92           2.08%
PUD                          25             $2,450,639.96           6.21%
Single-Family               465            $34,369,770.52          87.12%
-------------------------------------------------------------------------------
        Total               531            $39,450,921.98         100.00%
                    ===========================================================



           Occupancy Types for the Fixed Rate Mortgage Loan Group (1)
-------------------------------------------------------------------------------
   Occupancy Type          Number of       Aggregate Unpaid     Percent of Loan
                         Mortgage Loans     Principal Balance        Group
-------------------------------------------------------------------------------
Non-Owner Occupied            71              $3,598,354.98          9.12%
Owner Occupied               458             $35,754,585.36         90.63%
Vacation/ Second               2                 $97,981.64          0.25%
-------------------------------------------------------------------------------
        Total                531             $39,450,921.98        100.00%
                   ============================================================
---------------------------------

(1) Based upon representations of the related Mortgagors at the time of origination.



 Remaining Months to Stated Maturity for the Fixed Rate Mortgage Loan Group (1)
-------------------------------------------------------------------------------------------------------
        Remaining Terms           Number of Mortgage   Aggregate Unpaid Principal    Percent of Loan
                                        Loans                   Balance                   Group
-------------------------------------------------------------------------------------------------------
   1 - 120                                         10                  $151,818.43               0.38%
121 - 180                                         212               $11,055,154.56              28.02%
181 - 300                                           1                   $38,750.84               0.10%
301 - 360                                         308               $28,205,198.15              71.49%
-------------------------------------------------------------------------------------------------------
        Total                                     531               $39,450,921.98             100.00%
                                 ======================================================================
---------------------------------

(1) The weighted average remaining Months to Scheduled Maturity is approximately 268 months.




                 Fixed Rate Mortgage Loan Group by Loan Purpose
--------------------------------------------------------------------------------
    Loan Purpose            Number of       Aggregate Unpaid     Percent of Loan
                          Mortgage Loans     Principal Balance        Group
--------------------------------------------------------------------------------
Purchase                       64              $4,990,712.41          12.65%
Refinance-Cashout             315             $23,712,526.12          60.11%
Refinance-Rate/Term           152             $10,747,683.45          27.24%
--------------------------------------------------------------------------------
        Total                 531             $39,450,921.98         100.00%
                     ===========================================================



                           ADJUSTABLE RATE LOAN GROUP

     Current Mortgage Rates for the Adjustable Rate Mortgage Loan Group (1)
--------------------------------------------------------------------------------
 Range of Current        Number of       Aggregate Unpaid      Percent of Loan
 Mortgage Rates (%)    Mortgage Loans    Principal Balance           Group
--------------------------------------------------------------------------------
 7.001 - 8.000               1               $125,436.36            0.41%
 8.001 - 9.000               4               $344,121.94            1.13%
 9.001 - 10.000             11             $1,104,161.44            3.64%
10.001 - 11.000             32             $2,457,301.37            8.10%
11.001 - 12.000             96             $8,345,206.79           27.49%
12.001 - 13.000            150            $12,413,085.82           40.90%
13.001 - 14.000             58             $4,652,414.25           15.33%
14.001 - 15.000             12               $911,121.70            3.00%
--------------------------------------------------------------------------------
        Total              364            $30,352,849.67          100.00%
                   =============================================================
-------------------
(1)    The weighted average Mortgage Rate of the Adjustable Rate Mortgage
       Loans is approximately 12.153%.



            Gross Margins for Adjustable Rate Mortgage Loan Group (1)
--------------------------------------------------------------------------------
  Range of Gross Margins      Number of      Aggregate Unpaid    Percent of Loan
          (%)               Mortgage Loans   Principal Balance        Group
--------------------------------------------------------------------------------
 2.001 - 3.000                    1              $125,436.36           0.41%
 4.001 - 5.000                   19            $1,743,290.92           5.74%
 5.001 - 6.000                  148           $14,135,133.61          46.57%
 6.001 - 7.000                  143           $10,922,742.75          35.99%
 7.001 - 8.000                   43            $2,610,654.71           8.60%
 8.001 - 9.000                   10              $815,591.32           2.69%
--------------------------------------------------------------------------------
        Total                   364           $30,352,849.67         100.00%
                    ============================================================
--------------------

(1) The weighted average Margin of the Adjustable Rate Mortgage Loans is approximately 6.18%.



     Maximum Mortgage Rates for the Adjustable Rate Mortgage Loan Group (1)
--------------------------------------------------------------------------------
  Range of Maximum     Number of       Aggregate Unpaid      Percent of Loan
     Rates (%)       Mortgage Loans    Principal Balance           Group
--------------------------------------------------------------------------------
 11.001 - 12.000           2              $164,183.26              0.54%
 12.001 - 13.000           8              $664,582.93              2.19%
 13.001 - 14.000          10            $1,088,047.65              3.58%
 14.001 - 15.000          47            $4,685,574.11             15.44%
 15.001 - 16.000         113           $10,601,785.67             34.93%
 16.001 - 17.000          89            $7,201,302.24             23.73%
 17.001 - 18.000          61            $3,858,031.36             12.71%
 18.001 - 19.000          24            $1,657,629.16              5.46%
 19.001 - 20.000           8              $284,663.51              0.94%
 20.001 - 21.000           2              $147,049.78              0.48%
--------------------------------------------------------------------------------
        Total            364           $30,352,849.67            100.00%
                     ===========================================================
-------------------------------
(1) The weighted average Maximum Rate of the Adjustable Rate Mortgage Loans is approximately 16.01% per annum.



     Minimum Mortgage Rates for the Adjustable Rate Mortgage Loan Group (1)
--------------------------------------------------------------------------------
  Range of Minimum       Number of       Aggregate Unpaid      Percent of Loan
  Interest Rates (%)    Mortgage Loans   Principal Balance           Group
--------------------------------------------------------------------------------
  5.000 or Less               2             $164,183.26              0.54%
  5.001 - 6.000               7             $539,146.57              1.78%
  6.001 - 7.000              12           $1,278,280.43              4.21%
  7.001 - 8.000              41           $3,666,601.09             12.08%
  8.001 - 9.000             109          $10,729,671.60             35.35%
  9.001 - 10.000             94           $7,703,000.23             25.38%
10.001 - 11.000              63           $4,112,719.55             13.55%
11.001 - 12.000              26           $1,727,533.65              5.69%
12.001 - 13.000               8             $284,663.51              0.94%
13.001 - 14.000               2             $147,049.78              0.48%
--------------------------------------------------------------------------------
        Total               364          $30,352,849.67            100.00%
                    ============================================================
----------------------
(1) The weighted average Minimum Rate of the Adjustable Rate Mortgage Loans is approximately (%) per annum.



   Current Mortgage Loan Principal Balances for the Adjustable Rate Mortgage Loan Group (1)
-----------------------------------------------------------------------------------------------
   Range of Current
 Mortgage Loan Principal        Number of       Aggregate Unpaid      Percent of Loan
      Balances ($)            Mortgage Loans    Principal Balance           Group
-----------------------------------------------------------------------------------------------
 $ 0.00  to   $ 50,000            125            $4,485,662.11             14.78%
 $ 50,000.01 to $100,000          139            $9,811,422.21             32.32%
 $100,000.01 to $150,000           62            $7,471,432.92             24.62%
 $150,000.01 to $200,000           18            $3,107,698.07             10.24%
 $200,000.01 to $250,000            8            $1,756,943.75              5.79%
 $250,000.01 to $300,000            7            $1,944,682.51              6.41%
 $300,000.01 to $350,000            3              $983,874.49              3.24%
 $350,000.01 to $400,000            1              $377,592.36              1.24%
 $400,000.01 to $450,000            1              $413,541.25              1.36%
-----------------------------------------------------------------------------------------------
        Total                     364           $30,352,849.67            100.00%
                          =====================================================================
--------------------------

(1) The average current Adjustable Rate Mortgage Loan principal balance is approximately $83,386.95.



      Loan-to-Value Ratios for the Adjustable Rate Mortgage Loan Group (1)
--------------------------------------------------------------------------------
Range of Loan-to-Value      Number of       Aggregate Unpaid     Percent of Loan
     Ratios (%)           Mortgage Loans    Principal Balance         Group
--------------------------------------------------------------------------------
   0.01-50.00                  18            $1,039,915.46             3.43%
 50.01-55.00                    7              $729,129.94             2.40%
 55.01-60.00                   18              $925,116.82             3.05%
 60.01-65.00                   28            $2,056,761.75             6.78%
 65.01-70.00                   60            $4,044,437.87            13.32%
 70.01-75.00                   78            $6,301,863.50            20.76%
 75.01-80.00                  107           $10,373,145.29            34.18%
 80.01-85.00                   38            $3,660,662.98            12.06%
 85.01-90.00                   10            $1,221,816.06             4.03%
--------------------------------------------------------------------------------
       Total                  364           $30,352,849.67           100.00%
                     ===========================================================
---------------------
(1)    The weighted average Loan -to-Value Ratio of the Adjustable Rate
       Mortgage Loans was approximately 74.37%.



           State Distributions of Adjustable Rate Mortgaged Properties
--------------------------------------------------------------------------------
   State               Number of      Aggregate Unpaid      Percent of Loan
                     Mortgage Loans   Principal Balance           Group
--------------------------------------------------------------------------------
Arizona                    7               $609,110.16            2.01%
Arkansas                   1                $29,465.39            0.10%
California                34             $4,383,406.46           14.44%
Colorado                   5               $426,086.27            1.40%
Connecticut                1               $192,946.94            0.64%
Delaware                   2               $443,363.11            1.46%
Florida                   34             $3,457,798.74           11.39%
Georgia                    4               $388,323.32            1.28%
Hawaii                     4               $663,094.12            2.18%
Idaho                     11               $968,475.60            3.19%
Illinois                  14             $1,228,864.20            4.05%
Indiana                   14               $911,184.25            3.00%
Iowa                       1                $53,796.50            0.18%
Kansas                    10               $523,206.40            1.72%
Kentucky                   4               $139,079.17            0.46%
Louisiana                 11               $631,652.38            2.08%
Maryland                   3               $237,056.47            0.78%
Massachusetts              1                $53,851.65            0.18%
Michigan                  25             $2,005,907.65            6.61%
Minnesota                  2                $82,668.97            0.27%
Mississippi                1                $30,255.80            0.10%
Missouri                  17               $751,783.73            2.48%
Montana                    1                $42,964.81            0.14%
Nebraska                   2                $70,316.23            0.23%
Nevada                     5               $622,560.18            2.05%
New Jersey                 7               $725,274.04            2.39%
New Mexico                 6               $323,493.38            1.07%
New York                   2               $315,405.88            1.04%
North Carolina            11               $994,542.87            3.28%
Ohio                      34             $2,518,948.27            8.30%
Oklahoma                   3               $188,267.58            0.62%
Oregon                     2               $220,149.75            0.73%
Pennsylvania              16               $650,646.00            2.14%
South Carolina             3               $380,077.78            1.25%
Tennessee                  3               $135,423.79            0.45%
Texas                     25             $1,515,422.69            4.99%
Utah                       9               $949,056.76            3.13%
Washington                12             $1,289,647.82            4.25%
West Virginia              1                $26,832.39            0.09%
Wisconsin                 15             $1,097,022.80            3.61%
Wyoming                    1                $75,419.37            0.25%
--------------------------------------------------------------------------------
       Total             364            $30,352,849.67          100.00%
                    ============================================================



                            Initial Fixed Rate Period
------------------------------------------------------------------------------------------
  Initial Fixed Rate Period       Number of       Aggregate Unpaid      Percent of Loan
       - (Months)               Mortgage Loans    Principal Balance           Group
------------------------------------------------------------------------------------------
 6 MONTHS                            39             $4,107,502.21             13.53%
 12 MONTHS                           10             $1,143,565.94              3.77%
 24 MONTHS                          311            $24,550,878.41             80.88%
 36 MONTHS                            4               $550,903.11              1.81%
------------------------------------------------------------------------------------------
         Total                      364            $30,352,849.67             100.00%
                          ================================================================



                   Next Adjustment Date - 2/28 Mortgage Loans
-----------------------------------------------------------------------------------------------
                                 Number of       Aggregate Unpaid      Percent of 2/28
      Next Adjustment Date     Mortgage Loans    Principal Balance         Loan Group
-----------------------------------------------------------------------------------------------
 08/01/01                          136            $10,413,293.15             42.42%
 09/01/01                           56             $3,870,558.37             15.77%
 10/01/01                           21             $1,797,084.16              7.32%
 11/01/01                           16             $1,019,000.28              4.15%
 12/01/01                           36             $3,106,017.48             12.65%
 01/01/02                           46             $4,344,924.97             17.70%
-----------------------------------------------------------------------------------------------
         Total                     311            $24,550,878.41            100.00%
                               ================================================================



                 Next Adjustment Date - Non-2/28 Mortgage Loans
--------------------------------------------------------------------------------
                                                                Percent of Non-
                            Number of       Aggregate Unpaid      2/28 Loan
  Next Adjustment Date    Mortgage Loans    Principal Balance       Group
--------------------------------------------------------------------------------
08/01/01                      10              $1,437,301.20          24.77%
09/01/01                      11                $894,939.35          15.42%
10/01/01                       6                $811,041.42          13.98%
11/01/01                       8                $886,935.38          15.29%
12/01/01                       6                $582,083.13          10.03%
01/01/02                      11              $1,064,234.42          18.34%
02/01/02                       1                $125,436.36           2.16%
--------------------------------------------------------------------------------
        Total                 53              $5,801,971.26         100.00%
                        ========================================================



    Type of Mortgaged Properties for the Adjustable Rate Mortgage Loan Group
--------------------------------------------------------------------------------
                          Number of      Aggregate Unpaid      Percent of Loan
    Property Type       Mortgage Loans   Principal Balance           Group
--------------------------------------------------------------------------------
2-4 Family                   20            $1,449,665.74              4.78%
Low Rise Condo               20            $2,059,259.48              6.78%
PUD                          13            $1,560,387.91              5.14%
Single-Family               311           $25,283,536.54             83.30%
--------------------------------------------------------------------------------
        Total               364           $30,352,849.67            100.00%
                      ==========================================================



         Occupancy Types for the Adjustable Rate Mortgage Loan Group (1)
--------------------------------------------------------------------------------
                          Number of        Aggregate Unpaid      Percent of Loan
  Occupancy Type        Mortgage Loans     Principal Balance           Group
--------------------------------------------------------------------------------
Non-Owner Occupied           54            $2,939,675.33              9.69%
Owner Occupied              306           $27,173,535.97             89.53%
Vacation/ Second              4              $239,638.37              0.79%
--------------------------------------------------------------------------------
        Total               364           $30,352,849.67            100.00%
                      ==========================================================
----------------------
(1) Based upon representations of the related Mortgagors at the time of origination.



 Remaining Months to Stated Maturity for the Adjustable Rate Mortgage Loan Group
--------------------------------------------------------------------------------
                        Number of        Aggregate Unpaid      Percent of Loan
  Remaining Terms      Mortgage Loans    Principal Balance           Group
--------------------------------------------------------------------------------
121 - 180                   3              $310,116.40              1.02%
301 - 360                 361           $30,042,733.27             98.98%
--------------------------------------------------------------------------------
        Total             364           $30,352,849.67            100.00%
                    ============================================================



               Adjustable Rate Mortgage Loan Group by Loan Purpose
--------------------------------------------------------------------------------
                        Number of       Aggregate Unpaid      Percent of Loan
     Loan Purpose     Mortgage Loans    Principal Balance           Group
--------------------------------------------------------------------------------
Purchase                   110            $9,213,438.97             30.35%
Refinance-Cashout          195           $16,164,451.16             53.26%
Refinance-Rate/Term         59            $4,974,959.54             16.39%
--------------------------------------------------------------------------------
        Total              364           $30,352,849.67            100.00%
                    ============================================================

                                    EXHIBIT 2



      THE                                                                                               Distribution Date: 5/25/01
    BANK OF
   NEW YORK
101 BARCLAY STREET
NEW YORK, NY 10286
                                                                     Countrywide Home Loans
Attn: Courtney Bartholomew                                            Asset-Backed Certificates
   212-815-5795                                                           Series 1998-1

                                                       Certificateholder Monthly Distribution Summary

                                       Certificate                     Pass
                       Class           Rate           Beginning        Through        Principal      Interest        Total
Class    Cusip         Description     Type           Balance          Rate (%)       Distribution   Distribution    Distribution
-----------------------------------------------------------------------------------------------------------------------------------
AF1      126671AY2     Senior          Fix-30/360     0.00             6.450000       0.00           0.00            0.00
AF2      126671AZ9     Senior          Fix-30/360     10,303,634.51    6.270000       649,020.32     53,836.49       702,856.81
AF3      126671BA3     Senior          Fix-30/360     10,000,000.00    6.790000       0.00           56,583.33       56,583.33
AF4      126671BJ4     Senior          Fix-30/360     9,649,104.73     6.390000       110,036.65     51,381.48       161,418.13
MF1      126671BB1     Senior          Fix-30/360     4,200,000.00     6.970000       254,907.80     24,395.00       279,302.80
MF2      126671BC9     Senior          Fix-30/360     2,940,000.00     7.240000       178,435.46     17,738.00       196,173.46
BF       126671BD7     Senior          Fix-30/360     2,956,603.00     7.580000       195,038.46     18,675.88       213,714.34
AV1      126671BE5     Senior          Var-Act/360    8,431,982.48     4.716250       0.00           33,139.45       33,139.45
MV1      126671BF2     Senior          Var-Act/360    10,680,000.00    4.906250       0.00           43,665.63       43,665.63
MV2      126671BG0     Senior          Var-Act/360    9,790,000.00     5.116250       1,584,417.63   41,740.07       1,626,157.70
BV       126671BH8     Senior          Var-Act/360    2,452,750.02     5.706250       328,050.69     11,663.34       339,714.03
BFI      N/A           Senior          Fix-30/360     0.00             0.000000       0.00           0.00            0.00
BVI      N/A           Senior          Fix-30/360     0.00             0.000000       0.00           130,596.03      130,596.03
R        N/A           Senior          Fix-30/360     0.00             0.000000       0.00           0.00            0.00
                                                      =============================================================================
Totals                                                71,404,074.74                   3,299,907.01   483,414.70      3,783,321.71

table continued . . .

 Current                       Cumulative
 Realized       Ending         Realized
 Losses         Balance        Losses
--------------------------------------------

 0.00           0.00           0.00
 0.00           9,654,614.19   0.00
 0.00           10,000,000.00  0.00
 0.00           9,539,068.08   0.00
 0.00           3,945,092.20   0.00
 0.00           2,761,564.54   0.00
 0.00           2,761,564.54   0.00
 0.00           8,431,982.48   0.00
 0.00           10,680,000.00  0.00
 0.00           8,205,582.37   0.00
 0.00           2,124,699.33   0.00
 0.00           0.00           0.00
 0.00           0.00           0.00
 0.00           0.00           0.00
============================================
 0.00           68,104,167.73  0.00


    THE                                                                                                 Distribution Date: 5/25/01
  BANK OF
 NEW YORK
101 BARCLAY STREET
NEW YORK, NY 10286
                                                                       Countrywide Home Loans
Attn: Courtney Bartholomew                                            Asset-Backed Certificates
     212-815-5795                                                            Series 1998-1

                                                                     Principal Distribution Detail

                              Original           Beginning       Scheduled                        Unscheduled      Net
                              Certificate        Certificate     Principal        Accretion       Principal        Principal
Class          Cusip          Balance            Balance         Distribution     Principal       Adjustments      Distribution
-----------------------------------------------------------------------------------------------------------------------------------
AF1            126671AY2      31,920,000.00      0.00            0.00             0.00            0.00             0.00
AF2            126671AZ9      22,000,000.00      10,303,634.51   649,020.32       0.00            0.00             649,020.32
AF3            126671BA3      10,000,000.00      10,000,000.00   0.00             0.00            0.00             0.00
AF4            126671BJ4      10,000,000.00      9,649,104.73    110,036.65       0.00            0.00             110,036.65
MF1            126671BB1      4,200,000.00       4,200,000.00    254,907.80       0.00            0.00             254,907.80
MF2            126671BC9      2,940,000.00       2,940,000.00    178,435.46       0.00            0.00             178,435.46
BF             126671BD7      2,956,603.00       2,956,603.00    195,038.46       0.00            0.00             195,038.46
AV1            126671BE5      151,300,000.00     8,431,982.48    0.00             0.00            0.00             0.00
MV1            126671BF2      10,680,000.00      10,680,000.00   0.00             0.00            0.00             0.00
MV2            126671BG0      9,790,000.00       9,790,000.00    1,584,417.63     0.00            0.00             1,584,417.63
BV             126671BH8      6,267,734.00       2,452,750.02    328,050.69       0.00            0.00             328,050.69
BFI            N/A            0.00               0.00            0.00             0.00            0.00             0.00
BVI            N/A            0.00               0.00            0.00             0.00            0.00             0.00
R              N/A            0.00               0.00            0.00             0.00            0.00             0.00
                              =====================================================================================================
Totals                        262,054,337.00     71,404,074.74   3,299,907.01     0.00            0.00             3,299,907.01


Current          Ending          Ending
Realized         Certificate     Certificate
Losses           Balance         Factor
---------------------------------------------------
0.00             0.00            0.00000000000
0.00             9,654,614.19    0.43884609955
0.00             10,000,000.00   1.00000000000
0.00             9,539,068.08    0.95390680800
0.00             3,945,092.20    0.93930766667
0.00             2,761,564.54    0.93930766667
0.00             2,761,564.54    0.93403292224
0.00             8,431,982.48    0.05573022128
0.00             10,680,000.00   1.00000000000
0.00             8,205,582.37    0.83815958836
0.00             2,124,699.33    0.33899002893
0.00             0.00            0.00000000000
0.00             0.00            0.00000000000
0.00             0.00            0.00000000000
==================================================
0.00             68,104,167.73



      THE                                                                                               Distribution Date: 5/25/01
   BANK OF
  NEW YORK
101 BARCLAY STREET
NEW YORK, NY 10286
                                                                      Countrywide Home Loans
Attn: Courtney Bartholomew                                            Asset-Backed Certificates
             212-815-5795                                                   Series 1998-1

                                                                     Interest Distribution Detail

                Beginning          Pass              Accrued           Cumulative                  Total            Net
                Certificate        Through           Optimal           Unpaid        Deferred      Interest         Prepayment
Class           Balance            Rate (%)          Interest          Interest      Interest      Due              Int Shortfall
----------------------------------------------------------------------------------------------------------------------------------

AF1             0.00               6.450000          0.00              0.00           0.00          0.00             0.00
AF2             10,303,634.51      6.270000          53,836.49         0.00           0.00          53,836.49        0.00
AF3             10,000,000.00      6.790000          56,583.33         0.00           0.00          56,583.33        0.00
AF4             9,649,104.73       6.390000          51,381.48         0.00           0.00          51,381.48        0.00
MF1             4,200,000.00       6.970000          24,395.00         0.00           0.00          24,395.00        0.00
MF2             2,940,000.00       7.240000          17,738.00         0.00           0.00          17,738.00        0.00
BF              2,956,603.00       7.580000          18,675.88         0.00           0.00          18,675.88        0.00
AV1             8,431,982.48       4.716250          33,139.45         0.00           0.00          33,139.45        0.00
MV1             10,680,000.00      4.906250          43,665.63         0.00           0.00          43,665.63        0.00
MV2             9,790,000.00       5.116250          41,740.07         0.00           0.00          41,740.07        0.00
BV              2,452,750.02       5.706250          11,663.34         0.00           0.00          11,663.34        0.00
BFI             0.00               0.000000          0.00              0.00           0.00          0.00             0.00
BVI             0.00               0.000000          0.00              0.00           0.00          0.00             0.00
R               0.00               0.000000          0.00              0.00           0.00          0.00             0.00
                ==================================================================================================================

Totals          71,404,074.74                        352,818.67        0.00           0.00          352,818.67       0.00


table continued . . .

  Unscheduled
  Interest           Interest
  Adjustment         Paid
-------------------------------
   0.00               0.00
   0.00               53,836.49
   0.00               56,583.33
   0.00               51,381.48
   0.00               24,395.00
   0.00               17,738.00
   0.00               18,675.88
   0.00               33,139.45
   0.00               43,665.63
   0.00               41,740.07
   0.00               11,663.34
   0.00               0.00
   0.00               130,596.03
   0.00               0.00
==================================

   0.00               483,414.70




      THE                                                                                              Distribution Date: 5/25/01
   BANK OF
  NEW YORK
101 BARCLAY STREET
NEW YORK, NY 10286
                                                                       Countrywide Home Loans
Attn: Courtney Bartholomew                                            Asset-Backed Certificates
      212-815-5795                                                          Series 1998-1

                                                                  Current Payment Information
                                                                        Factors per $1,000

Class             Cusip                Original                 Beginning Cert.          Principal              Interest
                                       Certificate              Notional                 Distribution           Distribution
                                       Balance                  Balance
-------------------------------------------------------------------------------------------------------------------------------
AF1               126671AY2            31,920,000.00            0.000000000              0.000000000            0.000000000
AF2               126671AZ9            22,000,000.00            468.347023182            29.500923636           2.447113182
AF3               126671BA3            10,000,000.00            1,000.000000000          0.000000000            5.658333000
AF4               126671BJ4            10,000,000.00            964.910473000            11.003665000           5.138148000
MF1               126671BB1            4,200,000.00             1,000.000000000          60.692333333           5.808333333
MF2               126671BC9            2,940,000.00             1,000.000000000          60.692333333           6.033333333
BF                126671BD7            2,956,603.00             1,000.000000000          65.967077758           6.316668149
AV1               126671BE5            151,300,000.00           55.730221282             0.000000000            0.219031395
MV1               126671BF2            10,680,000.00            1,000.000000000          0.000000000            4.088542135
MV2               126671BG0            9,790,000.00             1,000.000000000          161.840411645          4.263541369
BV                126671BH8            6,267,734.00             391.329628858            52.339599926           1.860854337
BFI               N/A                  0.00                     0.000000000              0.000000000            0.000000000
BVI               N/A                  0.00                     0.000000000              0.000000000            0.000000000
R                 N/A                  0.00                     0.000000000              0.000000000            0.000000000
                  =============================================================================================================
Totals                                 262,054,337.00           272.478126321            12.592453335           1.844711694


table continued . . . .

  Ending Cert.            Pass
  Notional                Through
  Balance                 Rate (%)
-----------------------------------
  0.000000000             6.450000
  438.846099545           6.270000
  1,000.000000000         6.790000
  953.906808000           6.390000
  939.307666667           6.970000
  939.307666667           7.240000
  934.032922242           7.580000
  55.730221282            4.716250
  1,000.000000000         4.906250
  838.159588355           5.116250
  338.990028932           5.706250
  0.000000000             0.000000
  0.000000000             0.000000
  0.000000000             0.000000
===================================
  259.885672985

      THE
    BANK OF
   NEW YORK
101 BARCLAY STREET
NEW YORK, NY 10286
                                               Countrywide Home Loans
Attn: Courtney Bartholomew                   Asset-Backed Certificates
      212-815-5795                                  Series 1998-1

Pool Level Data
Distrbution Date                                                        5/25/01
Cut-off Date                                                             2/1/98
Determination Date                                                       5/1/01
Accrual Period      Begin                                                4/1/01
                    End                                                  5/1/01
Number of Days in Accrual Period                                             30



                             Collateral Information
-------------------------------------------------------------------------------
Group 1
-------
Cut-Off Date Balance                                             84,016,603.92

Beginning Aggregate Pool Stated Principal Balance                40,889,508.28
Ending Aggregate Pool Stated Principal Balance                   39,450,921.98

Beginning Aggregate Certificate Stated Principal Balance         40,049,342.24
Ending Aggregate Certificate Stated Principal Balance            38,661,903.54

Beginning Aggregate Loan Count                                             549
Loans Paid Off or Otherwise Removed Pursuant
  to Pooling and Servicing Aggrement                                        18
Ending Aggregate Loan Count                                                531

Beginning Weighted Average Loan Rate (WAC)                            9.591444%
Ending Weighted Average Loan Rate (WAC)                               9.593515%

Beginning Net Weighted Average Loan Rate                              9.091444%
Ending Net Weighted Average Loan Rate                                 9.093515%

Weighted Average Maturity (WAM) (Months)                                   268

Excess Cashflow                                                      87,177.06
Specified Overcollateralization Amount                              789,018.44
Overcollateralization Amount                                        789,018.44
Trigger Event Has Not Occurred                                               0

Monthly Master Servicing Fees Paid                                   16,927.26


Servicer Advances                                                    56,819.35

Aggregate Pool Prepayment                                         1,017,267.45
Pool Prepayment Rate                                               26.0897 CPR

     THE
   BANK OF
  NEW YORK
101 BARCLAY STREET
NEW YORK, NY 10286
                                                    Countrywide Home Loans
Attn: Courtney Bartholomew                        Asset-Backed Certificates
             212-815-5795                               Series 1998-1

Group 2
-------
Cut-Off Date Balance                                            178,037,734.96

Beginning Aggregate Pool Stated Principal Balance                32,324,466.49
Ending Aggregate Pool Stated Principal Balance                   30,352,849.67

Beginning Aggregate Certificate Stated Principal Balance         31,354,732.50
Ending Aggregate Certificate Stated Principal Balance            29,407,849.67

Beginning Aggregate Loan Count                                             390
Loans Paid Off or Otherwise Removed Pursuant
  to Pooling and Servicing Aggrement                                        26
Ending Aggregate Loan Count                                                364

Beginning Weighted Average Loan Rate (WAC)                           12.364965%
Ending Weighted Average Loan Rate (WAC)                              12.379488%

Beginning Net Weighted Average Loan Rate                             11.864965%
Ending Net Weighted Average Loan Rate                                11.879488%

Weighted Average Maturity (WAM) (Months)                                   318

Excess Cashflow                                                     189,398.74
Specified Overcollateralization Amount                              910,585.49
Overcollateralization Amount                                        945,000.00
Trigger Event Has Not Occurred                                               0

Monthly Master Servicing Fees Paid                                   11,952.30


Servicer Advances                                                   118,660.23

Aggregate Pool Prepayment                                         1,707,735.71
Pool Prepayment Rate                                               47.8650 CPR



Certificate Account

Beginning Balance                                                         0.00

Deposit
Payments of Interest and Principal                                3,457,428.83
Liquidation Proceeds                                                354,772.43
All Other Proceeds                                                        0.00
Other Amounts                                                             0.00
                                                                  ------------
Total Deposits                                                    3,812,201.26

    THE
  BANK OF
 NEW YORK
101 BARCLAY STREET
NEW YORK, NY 10286
                                          Countrywide Home Loans
Attn: Courtney Bartholomew               Asset-Backed Certificates
      212-815-5795                             Series 1998-1


Withdrawals
Reimbursement of Servicer Advances                                        0.00
Payment of Master Servicer Fees                                      28,879.56
Payment of Sub Servicer Fees                                              0.00
Payment of Other Fees                                                28,879.56
Payment of Insurance Premium(s)                                           0.00
Payment of Personal Mortgage Insurance                                    0.00
Other Permitted Withdrawal per the
  Pooling and Service Agreement                                           0.00
Payment of Principal and Interest                                 3,783,321.70
                                                                  ------------
Total Withdrawals                                                 3,841,080.82

Ending Balance                                                            0.00


Prepayment Compensation
Total Gross Prepayment Interest Shortfall                             1,626.26
Compensation for Gross PPIS from Servicing Fees                       1,626.26
Other Gross PPIS Compensation                                             0.00
                                                                          ----
Total Net PPIS (Non-Supported PPIS)                                       0.00


Master Servicing Fees Paid                                           28,879.56
Sub Servicing Fees Paid                                                   0.00
Insurance Premium(s) Paid                                                 0.00
Personal Mortgage Insurance Fees Paid                                     0.00
Other Fees Paid                                                      28,879.56
                                                                    ----------
Total Fees                                                           57,759.12



                         Delinquency Information
-------------------------------------------------------------------------------

Group 1
--------

Delinquency                                 30 - 59 Days         60 - 89 Days         90+ Days                 Totals
----------------------------------------------------------------------------------------------------------------------

Scheduled Principal Balance                 2,323,023.50         1,176,331.04         807,154.96               4,306,509.50
Percentage of Total Pool Balance            5.888388%            2.981758%            2.045972%                10.916119%
Number of Loans                             37                   17                   15                       69
Percentage of Total Loans                   6.967985%            3.201507%            2.824859%                12.994350%



    THE
  BANK OF
 NEW YORK
101 BARCLAY STREET
NEW YORK, NY 10286
                                                           Countrywide Home Loans
Attn: Courtney Bartholomew                               Asset-Backed Certificates
      212-815-5795                                              Series 1998-1

Foreclosure
------------

Scheduled Principal Balance            0.00                0.00               0.00               913,180.81
Percentage of Total Pool Balance       0.000000%           0.000000%          0.000000%          2.314726%
Number of Loans                        0                   0                  0                  12
Percentage of Total Loans              0.000000%           0.000000%          0.000000%          2.259887%

Bankruptcy
----------
Scheduled Principal Balance            0.00                0.00               0.00               0.00
Percentage of Total Pool Balance       0.000000%           0.000000%          0.000000%          0.000000%
Number of Loans                        0                   0                  0                  0
Percentage of Total Loans              0.000000%           0.000000%          0.000000%          0.000000%

REO
Scheduled Principal Balance            0.00                0.00               0.00               700,780.37
Percentage of Total Pool Balance       0.000000%           0.000000%          0.000000%          1.776335%
Number of Loans                        0                   0                  0                  10
Percentage of Total Loans              0.000000%           0.000000%          0.000000%          1.883239%

Book Value of all REO Loans                                                                      0.00
Percentage of Total Pool Balance                                                                 0.000000%

Current Realized Losses                                                                          143,039.17
Additional Gains (Recoveries)/Losses                                                             0.00
Total Realized Losses                                                                            923,820.57

Group 2
-------

Delinquency                            30 - 59 Days        60 - 89 Days       90+ Days           Totals
-----------------------------------------------------------------------------------------------------------
Scheduled Principal Balance            2,756,086.11        921,766.40         2,298,143.22       5,975,995.73
Percentage of Total Pool Balance       9.080156%           3.036836%          7.571425%          19.688417%
Number of Loans                        37                  10                 32                 79
Percentage of Total Loans              10.164835%          2.747253%          8.791209%          21.703297%

Foreclosure
-----------
Scheduled Principal Balance            0.00                0.00               0.00               3,709,376.70
Percentage of Total Pool Balance       0.000000%           0.000000%          0.000000%          12.220852%
Number of Loans                        0                   0                  0                  45
Percentage of Total Loans              0.000000%           0.000000%          0.000000%          12.362637%

Bankruptcy
----------
Scheduled Principal Balance            0.00                0.00               0.00               0.00
Percentage of Total Pool Balance       0.000000%           0.000000%          0.000000%          0.000000%
Number of Loans                        0                   0                  0                  0
Percentage of Total Loans              0.000000%           0.000000%          0.000000%          0.000000%



    THE
   BANK OF
  NEW YORK
101 BARCLAY STREET
NEW YORK, NY 10286
                                                                      Countrywide Home Loans
Attn: Courtney Bartholomew                                            Asset-Backed Certificates
      212-815-5795                                                         Series 1998-1

REO
---

Scheduled Principal Balance              0.00                   0.00                       0.00                      1,656,023.83
Percentage of Total Pool Balance         0.000000%              0.000000%                  0.000000%                 5.455909%
Number of Loans                          0                      0                          0                         18
Percentage of Total Loans                0.000000%              0.000000%                  0.000000%                 4.945055%

Book Value of all REO Loans                                                                                          0.00
Percentage of Total Pool Balance                                                                                     0.000000%

Current Realized Losses                                                                                              113,236.69
Additional Gains (Recoveries)/Losses                                                                                 0.00
Total Realized Losses                                                                                                3,075,613.14
